UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 02, 2022
Cousins Properties Incorporated
(Exact name of registrant as specified in its charter)
Georgia 001-11312 58-0869052
(State or other jurisdiction of incorporation) (Commission File Number) (IRS Employer Identification Number)

3344 Peachtree Road NE, Suite 1800, Atlanta, Georgia 30326-4802
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (404) 407-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value per share	CUZ	New York Stock Exchange	("NYSE")

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the securities Act of 1933 (§230.405 of this chapter) or Rule 12b-12 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement
On May 2, 2022, Cousins Properties Incorporated, its operating partnership Cousins Properties LP, and certain subsidiaries (collectively, the "Company") entered into a Fifth Amended and Restated Credit Agreement (the "New Facility") under which the Company may borrow up to $1 billion if certain conditions are satisfied.

The New Facility recasts the Company's existing $1 billion senior unsecured revolving line of credit, dated January 3, 2018 (the "Existing Facility") by:
•Extending the maturity date from January 3, 2023 to April 30, 2027.
•Reducing certain per annum variable interest rate spreads and other fees.

The New Facility is co-led by JP Morgan Chase Bank, N.A. ("JPMorgan"), BofA Securities, Inc. ("BofA Securities"), and Truist Securities, Inc. as Joint Lead Arrangers and Joint Bookrunners. JPMorgan serves as Syndication Agent. Bank of America, N.A. serves as Administrative Agent. Truist Bank serves as Documentation Agent. BofA Securities and JPMorgan serve as Co-Sustainability Structuring Agents.

The New Facility contains certain financial covenants that require, among other things, the maintenance of a consolidated unencumbered interest coverage ratio of at least 1.75x; a consolidated fixed charge coverage ratio of at least 1.5x; an unsecured leverage ratio of no more than 60%; a secured leverage ratio of no more than 50%; and an overall consolidated leverage ratio of no more than 60%.

The interest rate applicable to the New Facility varies according to the Company's leverage ratio, and may, at the election of the Company, be based on either (1) the Daily or Term Secured Overnight Financing Rate ("SOFR") plus a spread between 0.90% and 1.40%, or (2) the greater of Bank of America's prime rate, the federal funds rate plus 0.50%, Term SOFR plus 1.00%, or 1.00%, plus a spread between zero and 0.40%. The Company also pays an annual facility fee on the total commitments under the New Facility. The pricing spreads and the facility fee under the New Facility are as follows:

Pricing Level	Consolidated Leverage Ratio	Term SOFR Rate Loans or Daily SOFR Rate Loans; Letter of Credit Fee	Applicable % for Base Rate Loans	Facility Fee
1	≤ 35%	0.90%	—%	0.15%
2	> 35% but ≤ 40%	1.00%	—%	0.15%
3	> 40% but ≤ 45%	1.10%	0.10%	0.20%
4	> 45% but ≤ 50%	1.15%	0.15%	0.20%
5	> 50%	1.40%	0.40%	0.30%

On and after the date that the Company obtains an Investment Grade Rating, the Company may permanently elect to base the applicable spread and facility fees under the New Facility as detailed below:

Pricing Level	S&P / Moody's Rating	Term SOFR Rate Loans or Daily SOFR Rate Loans; Letter of Credit Fee	Applicable % for Base Rate Loans	Facility Fee
1	A- / A3	0.725%	—%	0.125%
2	BBB+ / Baal	0.775%	—%	0.150%
3	BBB / Baa2	0.850%	—%	0.200%
4	BBB- / Baa3	1.050%	0.050%	0.250%
5	< BBB- / Baa3 or unrated	1.400%	0.400%	0.300%

Proceeds from the New Facility are intended to be utilized for acquisitions, development, or renovation of real estate properties; to repay other debt; as working capital in the ordinary course of business; and for other general corporate purposes.

The New Facility contains customary representations and warranties and affirmative and negative covenants, as well as customary events of default. The amounts outstanding under the New Facility may be accelerated upon the occurrence of any events of default.
The agents and lenders, together with their affiliates, are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. Certain of the agents and lenders and/or their affiliates have, from time to time, performed, or may in the future perform, various financial advisory and investment banking services for the Company, for which they received or will receive customary fees and expenses. Certain of the agents and lenders and/or their affiliates are also tenants or joint venture partners of the Company.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.
Item 9.01. Financial Statements and Exhibits.
    (a)    Exhibits

Exhibit Number        Exhibit Description

10(g)
Fifth Amended and Restated Credit Agreement, dated as of May 2, 2022, among Cousins Properties Incorporated, as the Borrower (and the Borrower Parties, as defined, and the Guarantors, as defined); JPMorgan Chase Bank, N.A., as Syndication Agent and an L/C issuer, Bank of America, N.A., as Administrative Agent and an L/C Issuer, Truist Bank, as an L/C Issuer, Truist Bank, PNC Bank, National Association, Morgan Stanley Senior Funding, Inc., U.S. Bank National Association, Wells Fargo Bank, National Association, and TD Bank, National Association, as Documentation Agents, and the Other Lenders Party Hereto BofA Securities, Inc. and J.P. Morgan Securities LLC, as Co-Sustainability Structuring Agents J.P. Morgan Chase Bank, N.A., BofA Securities, Inc. and Truist Securities, Inc., as Joint Lead Arrangers and Joint Bookrunners.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2022

COUSINS PROPERTIES INCORPORATED

By:	/s/ Pamela F. Roper
Pamela F. Roper
Executive Vice President, General Counsel and Corporate Secretary